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                                                                   EXHIBIT 10.16


[language in brackets subject to variation between agreements

(isotbvex95 - rev. 4/01)

                             STOCK OPTION AGREEMENT

       Agreement (the "Option Agreement") dated this _________________________ (the "Date of Grant"), between Infinium Software, Inc., a Massachusetts corporation (the "Company"), and __________ (the "Participant"), Social Security No. ________ an employee of the Company with a residence address at ___________.

       1. GRANT OF OPTION. The Company hereby grants to the Participant an option to purchase, in whole or in part and from time to time, on the terms herein provided, a total of ______________ shares of common stock of the Company ("Common Stock") at $_____ per share, which is not less than the fair market value of the Common Stock on the date hereof. This option is granted pursuant to and subject to the provisions of the Company's 1995 Stock Plan, as amended (the "Plan") attached hereto as Exhibit A. Capitalized terms used herein but not defined herein have the meanings given them in the Plan.

       2.     TIME LIMITS. Except as otherwise provided in this Section, in
Section 6 hereof (relating to the death of the Participant), in Section 7 hereof (relating to the disability of the Participant) and in Section 8 hereof (relating to other termination of employment of the Participant), and subject to the provisions of subparagraph C of paragraph 8 of the Plan (relating to the minimum number of shares exercisable at any one time), this option shall be exercisable as follows:

       - One third (1/3) of the shares shall vest on __________________ , which is one year following the date of this option, and

       - The remaining shares shall vest on a monthly pro-rata basis during the period from ________________ through ______________________.

This option may not be exercised to any extent after the expiration of seven years from the Date of Grant.

       3. EXERCISE OF OPTION. This option (or any part or installment hereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the option agreement under which the option is being exercised and specify the number of shares as to which the option is being exercised, accompanied by full payment of the purchase price therefor. It is intended that this option shall be an incentive stock option ("ISO") as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), to the extent permitted by the Code. However, to the extent that the Participant may accrue the right to exercise options which are intended to be ISOs as defined in the Code (whether pursuant to this Option Agreement or pursuant to any other stock option agreement between the Participant and




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the Company or any Related Corporation) in any calendar year with an aggregate fair market value in excess of $100,000 (determined as of the option grant date), such options in excess of the $100,000 limitation shall be treated as nonqualified stock options not subject to the provisions of Section 422 of the Code.

       4. PAYMENT FOR AND DELIVERY OF STOCK. The shares of Common Stock purchased upon any exercise of this option shall be paid for in full at the time of such exercise. The option price may be paid either (a) in United States dollars in cash or by check, (b) through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise equal to the cash exercise price of the option, (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Participant's direction at the time of exercise, or (d) at the discretion of the Committee, by any combination of (a),
(b) and (c) above. If the price is paid in whole or in part in Common Stock, such Common Stock shall be valued at the fair market value at the time of exercise, as determined by the Committee, in determining the extent to which the option price has been paid in Common Stock.

       5. NON-TRANSFERABILITY OF OPTION. This option may not be transferred by the Participant otherwise than by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of the Participant this option may be exercised only by him or her.

       6. DEATH. If the Participant ceases to be employed by the Company and all Related Corporations by reason of his or her death, then, effective on such date, all of the Participant's unvested stock options in the Company will become immediately vested and this option may be exercised by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the Participant's death.

       7. DISABILITY. If the Participant ceases to be employed by the Company and all Related Corporations by reason of his or her disability, the Participant shall have the right to exercise any ISO held by him or her hereunder on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the Participant's employment. For the purposes of this Agreement, the term "disability" shall mean "permanent and total disability" as defined in
Section 22(e) of the Code.

       8. TERMINATION OF EMPLOYMENT. (a) [Except as provided in the Participant's Executive Severance Agreement, if] the Participant ceases to be employed by the Company and all Related Corporations other than by reason of death, disability as defined above or cause, no further installments of his or her stock options shall become exercisable, and his or her options shall terminate on the earlier of (i) ninety (90) days after the date of termination of employment or (ii) seven years from the Date of Grant.

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              (b)    If the Participant is terminated for cause by the Company, this option may be exercised following such termination of employment only to the extent, if any, approved by the Committee.

Transfer from the employ of the Company to the employ of a Related Corporation, from the employ of a Related Corporation to the employ of the Company, or from the employ of one Related Corporation to the employ of another Related Corporation, or a leave of absence granted by the Company or a Related Corporation as set forth in the Plan shall not be deemed a termination of employment for purposes of this option.

       9. CHANGES IN STOCK. [Except as provided in the Participant's Executive Severance Agreement, in] the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock remaining subject to the option at the time of such change and (ii) the option price. The Committee's determination shall be binding on all persons concerned. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of an entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to the option, either (i) make appropriate provision for the continuation of the option by substituting on an equitable basis for the shares then subject to the option either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to the option immediately preceding the Acquisition; or (ii) upon written notice to the Participant, provided that the options shall be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the option shall terminate; or (iii) terminate the option in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to the option (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

       10. RESERVATION OF SHARES. The Company shall at all times during the term of the option granted hereby reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of the option granted hereby.

       11. RESTRICTIONS ON DISPOSITION. All shares acquired by the Participant pursuant to the option granted hereby shall be subject to all restrictions set forth in the Company's by-laws and in any applicable agreements between or among the Participant, other shareholders and/or the Company. In addition, the Participant hereby agrees that all shares acquired pursuant to the option granted hereby, regardless of when acquired, may not be pledged, sold, assigned or in any other manner transferred, except with the prior written consent


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of the Company (such consent being in the sole discretion of the Company), and shall continue to be held by the Participant, or, in the case of the Participant's death, by his executor or administrator or the person or persons to whom the option or the shares acquired pursuant to the option was/were transferred by will or the applicable laws of descent and distribution, for a minimum period extending until the earlier to occur of (a) the end of the six month period succeeding the completion of an initial public offering of securities of the Company or (b) the end of the two year period succeeding the later to occur of (i) the date of Participant's termination of employment with the Company or any of its subsidiaries or affiliates or (ii) the date on which such shares are acquired pursuant to this option. In addition, the Participant acknowledges his understanding that he will be disqualified under Section 422 of the Code from receiving the favorable federal income tax treatment otherwise available with respect to the exercise of an Incentive Stock Option if he makes a Disqualifying Disposition of any Common Stock received by exercising this option. The Participant hereby agrees to notify the Company in writing within one month after he makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this option. "Disqualifying Disposition" means any disposition (including any sale) of such stock prior to the Participant's death before the later of (a) two years after the Participant was granted this option under which he acquired such stock, or (b) one year after the Participant acquired such stock by exercising this option.

       12. NO RIGHT TO EMPLOYMENT. The grant of this option does not confer upon the Participant any right to continued employment with the Company, nor does it interfere in any way with the right of the Company to terminate the employment of the Participant at any time.

       13. COMMUNICATIONS. Any communication or notice required or permitted to be given under this Agreement shall be delivered in hand, if to the Company, to its Secretary at 25 Communications Way, Independence Park, Hyannis, MA 02601, and, if to the Participant, at the address set forth on the first page of this Agreement or such other address, in each case, as the addressee shall last have furnished to the communicating party.

       14. MISCELLANEOUS. This option granted hereunder (a) is intended to satisfy the requirements of Section 422 of the Code and the authorities promulgated thereunder and shall be construed accordingly, and (b) shall be construed under and governed by the laws of the Commonwealth of Massachusetts.

       IN WITNESS WHEREOF, Infinium Software, Inc. has caused this Agreement to be executed by its duly authorized officer and the Participant has hereunto set his or her hand, both as of the Date of Grant set forth above.



INFINIUM SOFTWARE, INC.                      PARTICIPANT


BY: ____________________________             ___________________________________

Title: _________________________             Print Name: _______________________